SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX	75024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Dr. Keh-Shew Lu

On February 22, 2017, Diodes Incorporated (the “Company”) and Dr. Keh-Shew Lu, the Company’s President and Chief Executive Officer, entered into Amendment No. 1 (the “Amendment”) to the Employment Agreement between the Company and Dr. Lu dated as of July 21, 2015. The Amendment reflects the replacement of Performance Stock Units covering 700,000 shares of the Company’s common stock granted to Dr. Lu on July 21, 2015 with Performance Stock Units covering 62,905 shares, all pursuant to the Company’s 2013 Equity Incentive Plan (the “Incentive Plan”).

The foregoing summary does not purport to be a complete summary of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

2017 Executive Salaries

On February 21, 2017, the Committee established the base salaries of the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers (collectively, the “NEOs”) effective March 6, 2017 as follows:

Name	Position	Base Salary
Dr. Keh-Shew Lu	President and Chief Executive Officer	$660,750
Richard D. White	Chief Financial Officer and Secretary	401,200
Mark A. King	Senior Vice President – Sales and Marketing	388,300
Edmund Tang	Vice President – Corporate Administration	362,050
Francis Tang	Vice President – Worldwide Discrete Products	354,300

2016 Executive Bonuses

On February 21, 2017, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the payment of a cash bonus to certain executive officers of the Company for their services rendered in fiscal 2016 pursuant to an executive bonus formula adopted by the Committee on February 26, 2016.

The executive bonus formula established the target bonus for each executive officer based on (1) the growth in the Company’s revenues compared to that of its serviceable area market (“SAM”) (excluding Japan) in fiscal 2016 and (2) the growth in the Company’s net income in fiscal 2016 compared to that of the prior year. Each executive officer would be entitled to receive a performance-based bonus equal to 70% of the target bonus determined by the executive bonus formula, and the remaining 30% of each target bonus would be distributed among the executive officers in the discretion of the Compensation Committee. No bonus would be paid if the Company’s actual revenue growth and net income were less than 80% of the prior year’s performance.

In December 2016, based upon (1) the unaudited results of operations of the Company for the nine months ended September 30, 2016, (2) the performance of the SAM (excluding Japan) for the ten months ended October 31, 2016 compared to 2015, (3) the projected results of operations of the Company and change in the SAM for November and December 2016, (4) the workload and area of responsibilities of each executive officer, and (5) the accomplishments and contributions of each executive officer to the achievement of the Company’s financial and strategic objectives in 2016, the Committee estimated the performance-based and discretionary bonuses to which each executive officer was entitled for fiscal 2016 and approved the payment of 80% of such bonuses on or before December 31, 2016. On February 21, 2017, the Committee, based on the actual performance of the Company and its SAM for fiscal 2017, determined the actual bonuses to which each executive officer was entitled for fiscal 2017 and approved the payment of the balance of the bonuses.

For 2016, the Committee awarded cash bonuses to the NEOs as follows:

Name	Position	Performance Based	Discretionary	Total
Keh-Shew Lu	President and Chief Executive Officer	$512,000	$128,000	$640,000
Richard D. White	Chief Financial Officer and Secretary	112,000	43,100	215,000
Mark A. King	Senior Vice President – Sales and Marketing	172,400	28,000	140,000
Edmund Tang	Vice President – Corporate Administration	112,000	36,000	180,000
Francis Tang	Vice President – Worldwide Discrete Products	144,000	28,000	140,000

2017 Executive Bonuses

On February 21, 2017, the Committee also established the performance targets and objectives for cash bonuses for certain executive officers for services rendered in fiscal 2017.

The cash bonus for each executive is based on a multiple of that executive’s salary and consists of two components: a Company-wide performance component which accounts for 80% of the bonus; and an individual performance component which accounts for 20% of the bonus. The Company-wide performance component is based on achievement of a revenue target and a non-GAAP earnings per share target, which are weighted 70% and 30%, respectively. The performance targets were selected from a stockholder-approved list. The individual performance component is based on achievement of individual objectives.

If the Company achieves the Company-wide performance targets and the executive achieves his individual performance objectives, the executive will be entitled to receive 100% of his target bonus. Achievement of 80% of the performance targets and individual objectives would result in a bonus equal to 50% of the target bonus, and achievement of 120% of the performance targets and individual objectives would result in a bonus of 200% of the target bonus. Achievement of less than 80% of the performance targets and individual objectives would result in the payment of no bonus, and achievement of more than 120% would not result in the payment of a bonus of more than 200% of the target bonus.

The table below sets forth the target bonus award for the NEOs as a percentage of each executive’s salary:

Name	Position	Performance Incentive Target as a Percentage of Salary
Dr. Keh-Shew Lu	President and Chief Executive Officer	125
Richard D. White	Chief Financial Officer and Secretary	70
Mark A. King	Senior Vice President – Sales and Marketing	70
Edmund Tang	Vice President – Corporate Administration	70
Francis Tang	Vice President – Worldwide Discrete Products	70

2017 Long-term Incentive (LTI)

On February 21, 2017, the Committee also granted long-term incentive (“LTI”) awards for certain executive officers for services rendered in fiscal 2017.

Each LTI award consists of restricted stock units (“RSUs”) which vest over four years and performance stock units (“PSUs”) which contain a time vesting requirement of four years and performance vesting condition in which the PSUs will vest upon the Company achieving a cumulative 3-year non-GAAP operating income target of $204.6 million.

If the Company achieves the performance target, the executive will be entitled to receive his target PSUs. Achievement of 80% of the performance target (the “threshold”) would result in the vesting of 50% of the target PSUs, and achievement of 120% of the performance target (the “maximum”) would result in the vesting of 200% of the target PSUs. Achievement of less than 80% of the performance target would result in the vesting of no PSUs, and achievement of above 120% of the performance target would not result in the vesting of more than 200% of the target PSUs. Achievement of between the threshold and the target, and between the target and the maximum, would result in the vesting of a prorated number of PSUs.

The table below sets forth the number of RSUs and the target PSUs for the NEOs:

Name	Position	Restricted Stock Units (Shares)	Performance Stock Units (Shares)
Dr. Keh-Shew Lu	President and Chief Executive Officer	62,905	62,905
Richard D. White	Chief Financial Officer and Secretary	19,861	19,861
Mark A. King	Senior Vice President – Sales and Marketing	20,332	20,332
Edmund Tang	Vice President – Corporate Administration	7,583	7,583
Francis Tang	Vice President – Worldwide Discrete Products	18,214	18,214

There is no assurance that the Company will achieve the performance incentive targets and objectives established by the Committee in any fiscal year. Forms of the Restricted Stock Unit Award and the Performance Stock Unit Award are attached as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Amendment No. 1 to Employment Agreement, between Diodes Incorporated and Dr. Keh-Shew Lu, effective as of February 22, 2017

99.2	Form of Restricted Stock Unit Award

99.3	Form of Performance Stock Unit Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIODES INCORPORATED

Dated: February 27, 2017	By	/s/ Richard D. White
Richard D. White,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment No. 1 to Employment Agreement, between Diodes Incorporated and Dr. Keh-Shew Lu, effective as of February 22, 2017

99.2	Form of Restricted Stock Unit Award

99.3	Form of Performance Stock Unit Award